Exhibit 99.1

PowerSecure Announces Awards for Over 25,000 of its Energy Efficient LED Lights, Including Walk-in Cooler Lights for Retailers and Area Lights for Utilities

Wake Forest, N.C. – May 22, 2012 – PowerSecure International, Inc. (Nasdaq: POWR) today announced it has received new awards for over 25,000 of its energy efficient LED lights. The new awards include its new EfficientLights® walk-in cooler lights for retailers, and its SecureLite® Area Light for utilities. The lights for these orders are expected to be shipped primarily during the last three quarters of 2012, and the Company expects revenue from these orders to be approximately $5 million.

Retailers are investing in PowerSecure’s EfficientLights technology because of its improved quality of light and powerful return on investment, including reduced energy and maintenance costs. Similarly, utilities are investing in PowerSecure’s SecureLite technology because of the financial and operations benefits it delivers, including a better quality of light compared to traditional HID lighting, two-thirds reduction in energy usage, four-fold extension of light life, significantly reduced maintenance costs, and Dark Sky compliant design. SecureLite also incorporates PowerSecure’s breakthrough dusk-to-dawn controls to maximize efficiency and reliability, industry-leading surge protection technology which surpasses industry standards, and “tool less” entry for easy maintenance.

Sidney Hinton, CEO of PowerSecure, said, “We are thrilled to announce these new LED lighting awards. Both our EfficientLights walk-in cooler lights for retailers, and our SecureLite Area Light for utilities are relatively recent product introductions which are seeing nice early traction in the marketplace. 2012 continues to be a year in which retailers and utilities are moving from ‘testing’ to ‘adoption’ of our new lighting applications – driven by the compelling economic model and quality of light our products deliver.”

About PowerSecure

PowerSecure International, Inc. is a leading provider of Utility and Energy Technologies to electric utilities, and their industrial, institutional, and commercial customers. PowerSecure provides products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company is a pioneer in developing Interactive Distributed Generation® power systems with sophisticated smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. The Company’s Energy Efficiency business develops energy efficient lighting technologies that improve the quality of light, including its proprietary EfficientLights® LED lighting products for grocery, drug, and convenience stores, and its SecureLite and PowerLite street lights for utilities and municipalities. PowerSecure also provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of the revenues associated with the new business discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact

Chris Hutter

Chief Financial Officer

PowerSecure International, Inc.

(919) 453-1760

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